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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 14, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

      THE FOLLOWING RELEASE WAS ISSUED OVER PR NEWSWIRE IN THE EVENING ON
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                                AUGUST 13, 2001:
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                   PROXY MONITOR RECOMMENDS SHAREHOLDERS VOTE
                          "FOR" CA'S SLATE OF DIRECTORS

           FAVORABLE RECOMMENDATION FOLLOWS SIMILAR ENDORSEMENT BY ISS

ISLANDIA, N.Y., August 13, 2001 - Computer Associates International, Inc. (NYSE:
CA) announced today that Proxy Monitor, Inc., a highly regarded independent advisory organization, has recommended that its institutional clients vote to elect CA's slate of nominees to the Company's Board of Directors. Each of CA's ten current directors will stand for election at the Company's annual meeting on August 29, 2001.

Proxy Monitor is the second leading independent proxy advisory firm to support management's slate of directors. Last Friday, Institutional Shareholder Services ("ISS") recommended that its clients vote for CA's slate of directors.

In arriving at its recommendation Proxy Monitor said, "...given Mr. Wyly's governance track record, as well as the uncertainties surrounding a successful execution of his proposed business strategy, we are not prepared to recommend that shareholders jump ship. Ranger is offering shareholders nothing up front. The Wyly group, with an insignificant holding of CA stock itself, would assume managerial control of the company, and the actual stakeholders would simply hope for the best." *

Charles B. Wang, Chairman and founder of CA, said, "We are gratified that Proxy Monitor, a respected advisory service, has recommended investors vote for CA's slate of directors, and, with CA's stock up 75% since the beginning of this year, we are committed to continuing to build value for our shareholders."

Sanjay Kumar, President and CEO of CA, said, "As we have noted before, CA's board, management and highly-dedicated employees have grown the Company to the world's fourth-largest software firm with a market capitalization of over $18 billion. In the last three years alone we have generated over $4 billion in cash from operations, while returning over $1.5 billion to shareholders in the form of dividends and share repurchases. We believe we are very well positioned to build on this track record for our shareholders and to deliver for our customers."


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If shareholders have any questions with respect to voting, they are directed to call either MacKenzie Partners (1-800-322-2885, or collect at 1-212-929-5500 for international callers) or D.F. King & Co., Inc. (1-800-431-9642, or collect at 1-212-269-5550 for international callers), the firms CA retained to solicit proxies for its annual meeting.

Proxy Monitor is a leading provider of proxy research, vote recommendations and voting agent services for institutional investors. Its research encompasses over 20,000 companies in the United States and abroad, the largest coverage offered by any proxy advisory service.

ABOUT COMPUTER ASSOCIATES

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness process management, information management, and infrastructure management in six focus areas: enterprise management, security, storage, eBusiness transformation and integration, portal and knowledge management, and predictive analysis and visualization. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, please visit http://ca.com.

                                      # # #

(C)2001 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Statements herein concerning Computer Associates' future prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that future results will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the risks associated with changes in the company's business model; the risks associated with changes in the way in which the company accounts for license revenue; the difficulties of compiling pro forma financial information, given acquisitions over time; the significant percentage of CA's quarterly sales consummated in the last few days of the quarter making financial predictions especially difficult and raising a substantial risk of variance in actual results; changes in industry accounting guidance; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; the risks associated with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either CA or its competition; risks associated with the entry into new markets such as professional services; the risks associated with integrating newly acquired businesses and technologies; dependency on large dollar licensing transactions; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; uncertainty in connection with litigation in


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which the company has been named as a defendant; changes in the sales compensation plan and its effects on the business; and other risks described in filings with the Securities and Exchange Commission.

* The Company has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.